Exhibit 99.1
Bazaarvoice Provides Update on Austin Ventures
AUSTIN, Texas, October 14, 2015 - Bazaarvoice, Inc. (Nasdaq: BV), the world’s largest network of active shoppers, today announced that Austin Ventures, an early-stage venture capital investor, has notified the Company of its intent to distribute the common stock of the Company held by Austin Ventures to its partners. As of August 11, 2015, Austin Ventures held 10,693,535 shares of common stock of the Company.
“We appreciate the contributions and support that Austin Ventures has provided Bazaarvoice over the past nine years, and we look forward to the future as we continue to expand our product offerings and grow our business,” stated Gene Austin, president and chief executive officer of Bazaarvoice.
About Bazaarvoice
Bazaarvoice is the world's largest network of active shoppers, connecting more than one-half billion consumers to thousands of retailers and brands that represent tens of millions of products and services. Online, in-store, and on mobile devices, Bazaarvoice's technology platform engages consumers, increases sales, and protects loyalty through authentic ratings and reviews, Q&A, and brand-relevant photos, videos, and social posts. Interactions across the Bazaarvoice network yield insights on past, present, and future shopping behavior, enabling marketers to identify competitive advantage. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. Statements, other than statements of historical facts, included in this press release regarding our future strategy, growth and operations are forward-looking statements. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations in the forward-looking statements, including, but not limited to, the risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2015 as filed with the Securities and Exchange Commission on June 25, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Michael Nourafshan
Market Street Partners
415-445-3239
mnourafshan@marketstreetpartners.com

Media Contact:
Matt Krebsbach
Bazaarvoice, Inc.
512-551-6612
matt.krebsbach@bazaarvoice.com